UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 11, 2011

Date of Report

(Date of earliest event reported)

Novell, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-13351	87-0393339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

404 Wyman Street, Suite 500

Waltham, MA 02451

(Address of principal executive offices, including zip code)

(781) 464-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

2011 Annual Incentive Program for Executives

At its meeting on January 11, 2011, the Board of Directors of Novell, Inc. (“Novell”) approved Novell’s fiscal 2011 Annual Incentive Program for Executives (the “Executive Incentive Program”). The Board of Directors also approved the performance objectives under the Executive Incentive Program for certain members of Novell’s management team, including the named executive officers other than the Chief Executive Officer. The independent members of the Board of Directors of Novell approved the Chief Executive Officer’s participation in the Executive Incentive Program and his performance objectives.

Under the Executive Incentive Program, cash incentives for certain members of Novell’s management team, including Novell’s Chief Executive Officer, Chief Financial Officer and other named executive officers (collectively, the “Named Executive Officers”), will be determined pursuant to the following formula:

Weighted Quantitative Objective	x	Qualitative Performance Factor	x	Target Incentive Percentage	x	Base Salary	=	Recommended Incentive Amount

Weighted Quantitative Objective

The Weighted Quantitative Objective component of the Executive Incentive Program formula is based on quantitative targets within the following performance categories: (i) total product revenue, (ii) total product invoice, and (iii) non-GAAP pre-incentive operating income. The quantitative targets are based on Novell’s fiscal 2011 operating plan. Each of the three performance categories has been assigned a weight (expressed as a percentage) such that the sum of the weights assigned to the three performance categories equals one-hundred percent. At the end of fiscal 2011, the Compensation Committee will approve a Weighted Quantitative Objective percentage (such percentage is referred to as the “Quantitative Factor”) for each Named Executive Officer, other than the Chief Executive Officer (whose Quantitative Factor will be determined by the independent members of the Board of Directors), based on Novell’s actual performance relative to the quantitative targets within the performance categories. If Novell achieves less than 80% of specified non-GAAP pre-incentive operating income, no credit will be given to the Named Executive Officers for that performance category. If Novell achieves less than 95% of specified total product invoice or less than 95% of specified total product revenue, no credit will be given to the Named Executive Officers for such performance category. There is a maximum attainment credit of 200% for each performance category.

Qualitative Performance Factor

The Named Executive Officers have been assigned qualitative performance goals under the Executive Incentive Program that are designed to be consistent with Novell’s company objectives for fiscal 2011. Such qualitative performance goals vary among the Named Executive Officers. Many, but not all, of the qualitative performance goals can be measured objectively. At the end of fiscal 2011, the Compensation Committee will approve a qualitative performance factor (a “Qualitative Factor”) for each Named Executive Officer, other than the Chief Executive Officer (whose Qualitative Factor will be determined by the independent members of the Board of Directors), based on the Named Executive Officer’s achievement of his or her qualitative performance goals. The Qualitative Factor will range from 0 to 1.50.

Target Incentive Percentage

Based on applicable market data, the Compensation Committee sets Target Incentive Percentages for the Named Executive Officers, other than the Chief Executive Officer, at various levels between 60% and 100% (with the Target Incentive for each Named Executive Officer, including the Chief Executive Officer, being equal to his or her Target Incentive Percentage multiplied by his or her annual base salary). The independent members of the Board of Directors of Novell established a Target Incentive Percentage for Novell’s Chief Executive Officer of 125%.

Recommended Incentive Amount

The Recommended Incentive Amount for each Named Executive Officer will be determined by multiplying his or her Quantitative Factor, Qualitative Factor, Target Incentive Percentage, and Base Salary. The Compensation Committee, with respect to the Named Executive Officers other than the Chief Executive Officer, and the independent members of the Board of Directors of Novell, in the case of the Chief Executive Officer, retain discretion to adjust the Recommended Incentive Amount either upwards or downwards, provided that no Named Executive Officer may receive an incentive under the Executive Incentive Program that exceeds two times his or her Target Incentive.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc.

Date: January 11, 2011	By:	/s/ Dana C. Russell
Dana C. Russell
Senior Vice President and Chief Financial Officer